EXHIBIT 11

          Statement Re:  Computation of per Share Earnings
                  Three Months and Six Months ended
                      October 31, 1994 and 1995

                                   Three Months            Six Months
                                 ended October 31,       ended October 31,
                                 -----------------       -----------------
                                 1994        1995         1994       1995
                                 ----        ----         ----       ----
Primary
   Net earnings.............. $  162,000  $1,329,000  $  253,000  $2,254,000
                              ==========  ==========  ==========  ==========
Weighted average number of
  common shares outstanding.. 10,392,570  10,927,970  10,272,096  10,919,540

Add common share equivalents
  (determined using the
  "treasury stock method")
  representing shares issuable
  upon exercise of stock
  options and warrants.......    654,946   2,372,072     507,888   2,126,110

Shares held in escrow........    (29,524)    (88,572)    (14,762)    (88,572)
                              __________  __________  __________  __________
Weighted average number of
  shares used in calculation
  of primary earnings per
  share...................... 11,017,992  13,211,470  10,765,222  12,957,078
                              ==========  ==========  ==========  ==========

Primary earnings per common
  share.....................  $     0.01  $     0.10  $     0.02  $     0.17
                              ==========  ==========  ==========  ==========
Fully diluted
   Net earnings.............  $  162,000  $1,329,000  $  253,000  $2,254,000
      Net interest expense
      related to convertible
      debt..................       2,000       9,000       2,000      18,000
                              ___________ __________  __________  __________
   Net earnings as adjusted.  $  164,000  $1,338,000  $  255,000  $2,272,000
                              ==========  ==========  ==========  ==========

Weighted average number of
  common shares outstanding.  10,392,570  10,927,970  10,272,096  10,919,540

Add common share equivalents
  (determined using the
  "treasury stock" method)
  representing shares issuable
  upon exercise of stock
  options, warrants, and
  convertible notes payable.     725,206   2,652,454     579,980   2,621,278

Assumed conversion of
  convertible debt..........      37,038     111,111      18,518     111,111

Shares held in escrow.......     (29,524)    (88,572)    (14,762)    (88,572)
                              __________  __________  __________  __________

Weighted average number of
  shares used in calculation
  of fully diluted earnings
  per share.................  11,125,290  13,602,963  10,855,832  13,563,357
                              ==========  ==========  ==========  ==========

Fully diluted earnings per
  common share..............  $     0.01  $     0.10  $     0.02  $     0.17
                              ==========  ==========  ==========  ==========
